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                                                                   EXHIBIT 10.20

                                    AGREEMENT

       THIS AGREEMENT (this "Agreement") is made and entered into as of June 11, 1999 by and among HUMPHREY HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership ("HHLP"), HUMPHREY HOSPITALITY TRUST, INC., a Virginia corporation ("HHTI"), SUPERTEL HOSPITALITY, INC., a Delaware corporation ("STH") and JAMES
I. HUMPHREY, JR. (in his individual capacity and on behalf of his Affiliates listed on Attachment 1 hereto) (the "Shareholder").

       WHEREAS, the Shareholder desires that HHTI and STH enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of STH with and into HHTI (the "Merger"); and

       WHEREAS, pursuant to the Merger Agreement and in connection with the Merger, shares of common stock of HHTI ("HHTI Shares") will be issued to the Shareholders of record of STH on the Effective Date of the Merger in exchange for all of the shares of common stock of STH held by such Shareholders; and

       WHEREAS, the Shareholders are executing this Agreement as an inducement to STH to enter into and execute the Merger Agreement;

       NOW, THEREFORE, in consideration of the execution and delivery by STH of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

       1. Definitions. The following terms as used in this Agreement shall have the following meanings (applicable in both the singular and plural forms of the terms defined):

          a. "Affiliate" means (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse is associated with a person.

          b. "Transfer" shall include, without limitation, for the purposes of this Agreement, any offer to sell, sale, gift, pledge or other disposition; provided however, the term "Transfer" shall not include (i) any bona fide gift, pledge or other disposition to a charitable


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organization, as defined by Section 501(c)(3) of the Internal Revenue Code of
1986, as amended, or (ii) any Transfer upon the death of the Shareholder.

          c. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

       2. Representations and Warranties. The Shareholder represents and warrants to STH as follows:

          a. The Shareholder is the record and beneficial owner of the number of units of limited partnership interest in HHLP (the "Shareholder's Units") set forth below such Shareholder's name on the signature page hereof, which Shareholder's Units are convertible into an equal number of shares of common stock, $.01 par value, of HHTI ("HHTI Stock"). Except for the Shareholder's Units, the Shareholder is not the record or beneficial owner of any shares of HHTI Stock or other securities convertible into shares of HHTI Stock. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable in accordance with its terms.

          b. Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder's Units are subject. If the Shareholder is married and the Shareholder's Units constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shareholder's Units.

          c. The Shareholder's Units and any certificates representing such Units are now, and at all times prior to the Merger will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          d. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.

          e. The Shareholder understands and acknowledges that STH is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. The Shareholder acknowledges that the irrevocable proxy set forth in Section 5 is granted in consideration for the execution and delivery of the Merger Agreement by STH.



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       3. Voting Agreements. The Shareholder agrees with, and covenants to, STH and HHTI as follows:

          a. In the event that Shareholder acquires shares of HHTI Stock on or prior to the record date for any meeting of HHTI shareholders called to vote on the Merger and Merger Agreement, at any such meeting of shareholders of HHTI or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Shareholders Meeting"), the Shareholder shall vote (or cause to be voted) the shares of HHTI Stock owned by him in favor of the Merger, the execution and delivery by HHTI of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

          b. At any meeting of shareholders of HHTI or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought and at which Shareholder is entitled to vote, the Shareholder shall vote (or cause to be voted) any shares of HHTI Stock owned by him against
(i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by HHTI or (ii) any amendment of HHTI"s Certificate of Incorporation or Bylaws or other proposal or transaction involving HHTI or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

       4. Covenants. The Shareholder agrees with, and covenants to, STH as follows:

       The Shareholder shall not (i) Transfer, or consent to any Transfer of, any or all of the Shareholder's Units or any interest therein, or any shares of HHTI Stock owned by him; (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all of such Units or any interest therein, or any shares of HHTI Stock owned by him; (iii) grant any proxy, power of attorney or other authorization in or with respect to such any shares of HHTI Stock owned by him, except for this Agreement, or (iv) deposit any shares of HHTI Stock owned by him into a voting trust or enter into a voting agreement or arrangement with respect to such shares of HHTI Stock; provided, that the Shareholder may Transfer his Shareholder's Units or shares of HHTI Stock to any other person who is on the date hereof, or to any family member of a person who prior to the Shareholders Meeting and prior to such Transfer becomes, a party to this Agreement bound by all the obligations of the "Shareholder" hereunder.

       5. Grant of Irrevocable Proxy; Appointment of Proxy.

          a. The Shareholder hereby irrevocably grants to, and appoints, STH and Paul J. Schulte individually and in his capacity as an officer of STH, and any individual who shall hereafter succeed to such office of STH, the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote any shares of HHTI Stock acquired by Shareholder on or prior to the record date for the Shareholders Meeting, or grant a consent or approval in respect of such shares (i) in favor of the Merger, the



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execution and delivery of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to materially and adversely impair the Shareholder's rights or increase the Shareholder's obligations thereunder, and (ii) against any Competing
Transaction. The proxy granted pursuant to this Section 5 shall be strictly limited to the matters set forth herein and the Shareholder shall have the right to vote any shares of HHIT Common Stock owned by him with respect to all other matters.

          b. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with Virginia law.

       6. Certain Events. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder's Units and any shares of HHTI Stock owned by him and shall be binding upon any person or entity to which legal or beneficial ownership of such Units or shares shall pass, whether by operation of law or otherwise, including without limitation the Shareholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of HHTI or HHLP affecting the HHTI Stock or Shareholder's Units, or the acquisition of additional units of interest in HHLP or shares of HHTI Stock or other voting securities of HHTI by the Shareholder, the number of Shareholder's Units and shares of HHTI Stock subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional Units and shares of HHTI Stock or other voting securities of HHTI issued to or acquired by the Shareholder.

       7. Stop Transfer; Legends. HHLP agrees with, and covenants to, STH that HHLP shall not register the transfer of any certificate representing any of the Shareholder's Units, and HHTI agrees with, and covenants to, STH that HHTI shall not register the transfer of any certificate representing any shares of HHTI Stock owned by the Shareholder, unless such transfer is made to STH or otherwise in compliance with this Agreement.



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       8. Regulatory Approvals. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions and receipt of any required regulatory approvals.

       9. Further Assurances. The Shareholder shall, upon request of STH, execute and deliver any additional documents and take such further actions as may reasonably be deemed by STH to be necessary or desirable to carry out the provisions hereof and to vest the power to vote any shares of HHTI Stock owned by the Shareholder as contemplated by Section 5 in STH and the other irrevocable proxies described therein at the expense of STH.

       10. Termination. This Agreement, and all rights and obligations of the parties hereunder shall terminate upon the first to occur of (x) the Effective Time of the Merger or (y) the date upon which the Merger Agreement is terminated in accordance with its terms.

       11. Miscellaneous.

           a. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to HHTI, to the address provided in the Merger Agreement; (ii) if to STH, to the address provided in the Merger Agreement, (iii) if to HHLP, to Humphrey Hospitality Limited Partnership, 12301 Old Columbia Pike, Silver Spring, MD 20904, Attn: Mr. James I. Humphrey, Jr., and (iv) if to the Shareholder; to its address shown below his signature on the last page hereof.

           b. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           c. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement.

           d. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

           e. As to the rights and obligations relating to HHTI, the Shareholder's Units, the HHTI Stock and the holders thereof, this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to its rules of conflicts of laws.

           f. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by Section 6. Any assignment in violation of the foregoing shall be void.

           g. The Shareholder agrees that irreparable damage would occur and that STH would not have any adequate remedy at law in the event that any of the provisions of this



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Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that STH shall be entitled to an injunction or injunctions to prevent breaches by the Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Virginia or in Virginia state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the Commonwealth of Virginia or any Virginia state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the Commonwealth of Virginia or a Virginia state court.

           h. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

           i. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                            [SIGNATURE PAGE FOLLOWS]



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           IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the day and year first above written.

                                 HUMPHREY HOSPITALITY TRUST, INC.

                                 By: /s/  James I. Humphrey, Jr.
                                     -----------------------------------------
                                      James I. Humphrey, Jr.
                                      President and Chief Executive Officer

                                 HUMPHREY HOSPITALITY LIMITED
                                 PARTNERSHIP, L.P.

                                 By:  Humphrey Hospitality REIT Trust, a
                                 Maryland business Trust

                                 By: /s/ James I. Humphrey, Jr.
                                     -----------------------------------------
                                      James I. Humphrey, Jr.
                                      President and Chief Executive Officer


                                 SUPERTEL HOSPITALITY, INC.

                                 By: /s/  Paul J. Schulte
                                     -----------------------------------------
                                      Paul J. Schulte
                                      President and Chief Executive Officer


                                 JAMES I. HUMPHREY, JR.:

                                 /s/  James I. Humphrey, Jr.
                                 ------------------------------------

                                 Address:
                                         ----------------------------

                                 ------------------------------------

                                 Number of HHLP Units
                                 Beneficially Owned:      708,798
                                                    -----------------




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                                  Attachment 1

                                   Affiliates

Humphrey Development, Inc.
12301 Old Columbia Pike, Suite 300
Silver Spring, MD  20904

Humphrey Associates, Inc.
12301 Old Columbia Pike, Suite 300
Silver Spring, MD  20904